Exhibit 10.21.1

                             AMENDMENT TO AGREEMENT


     THIS AMENDMENT TO AGREEMENT is entered into as of this 28th day of October, 2005, by and between UNION PACIFIC RAILROAD COMPANY ("UP") and CXT INCORPORATED ("CXT").

     WHEREAS, UP and CXT entered into an Agreement dated January 21, 2005 (the "Original Agreement"), pursuant to which UP agreed to purchase from CXT, and CXT agreed to sell to UP, various types of concrete ties; and

     WHEREAS, UP and CXT wish to amend the Original Agreement.

     NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual promises and conditions herein contained, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged by the parties, the parties hereby agree as follows:

SECTION 1.        AMENDMENT OF ORIGINAL AGREEMENT.
                  -------------------------------

     Effective as of the date first written hereinabove, the Original Agreement is amended as follows:

    A.   Section 2.1 is deleted in its entirety and replaced by the following:

     "Section 2.1 Transaction; Production for Third Parties; Right of First Refusal; Most Favored Nation Pricing. CXT agrees to sell to UP, and UP agrees to purchase from CXT, Ties upon the terms and conditions set forth herein. CXT shall have the right to manufacture concrete railroad ties and other products at the Plants for sale to third parties; provided, however that:

      (a)  such  manufacturing   shall  not  interfere  with  CXT  manufacturing
           Ties reasonably required by UP pursuant to the Annual Estimates (as such term is defined in Section 2.3, below);

      (b) CXT may not sell concrete ties produced at either Plant to any third party during any year unless it first offered UP an opportunity to purchase, at UP's sole election, all or any portion of such ties at the Purchase Prices payable by UP to CXT under Section 2.4 for Ties Produced at the Plant at which such ties were produced. Any such offer to UP (x) shall be in writing, (y) may not be made by CXT prior to October 31 of the year immediately preceding the year in which the third party sale is proposed to take place, and (z) if not accepted by UP within ten (10) days following its receipt shall be deemed declined by UP. The parties agree that, notwithstanding UP's acceptance of an offer, the volume of UP's purchases pursuant to such offer may vary from it by up to ten percent (10%) up or down;

      (c) CXT may sell to third parties during any year only those ties, if any, that UP declined to purchase pursuant to Subsection 2.1(b);

      (d) CXT shall give UP's then existing Tie production schedule priority over the production schedule proposed for any ties to be sold to a third party pursuant to Subsection 2.1(c); and

      (e) should CXT sell concrete ties manufactured at either Plant, substantially similar to any Tie (excluding shoulders and fastening systems), to any third party for a total price (including all rebates, discounts, service charges, etc.) which is less (the "Lesser Third Party Price") than the Purchase Prices (as such term is defined in Section 2.4, below) then payable by UP to CXT for Ties purchased at an annual rate of 300,000 Ties Produced from the applicable Plant, then (x) the Standard Tie Prices and/or Special Tie Prices (as such terms are defined in Section 2.4, below), as applicable, shall be reduced to the Lesser Third Party Price during the period of the effectiveness of such Lesser Third Party Price and (y) the ties produced for such third parties shall count toward the applicable per Plant Annual Minimum (as such term is defined in Section 2.3, below).


    B. In the fourth and fifth lines of the first paragraph of Section 2.2, the words "December 31, 2009" are deleted and replaced with the words "December 31, 2010".


    C. The third sentence of the first paragraph of Section 2.3 is deleted in its entirety and replaced with the following two sentences:

               "On or before December 1 of each year during the term of this Agreement UP will provide CXT a non-binding estimate (the "Annual Estimate") of the number of Ties Produced at each Plant during the next following Program Year that it estimates it will purchase from CXT. The number of Ties actually purchased by UP from either or both Plants during any Program Year(s) may, at UP's option, be more or less than the number estimated in the applicable Annual Estimate subject to such Plant's production capability during such Program Year or any subsequent Program Year and after deducting sales to third parties permitted under Section 2.1."

    D. The fifth paragraph of Section 2.3 is deleted in its entirety and replaced with the following two paragraphs:

               "Initially, the updated GI Plant was sized to Produce approximately 375,000 Ties per year (31,250 Ties per month), on three production lines, assuming 350 days per year of production. CXT will add a fourth line at the GI Plant that will expand its Production to a minimum of 460,000 Ties per year (38,333 Ties per month). UP will contribute a total of * of the cost to add the fourth line at the GI Plant (the "Fourth Line Cost") as follows: CXT shall initially pay one hundred percent (100%) of the Fourth Line Cost. The GI
          Standard Tie Price for Ties Produced at the GI Plant shall be increased by a surcharge of * per Tie until the total of such surcharges received by CXT equals *.

               "Prior to the shutdown of the GI Plant for installation of the New Technology, CXT will Produce Ties at the GI Plant at a rate of 24,000 Ties per month. To provide a "seamless" supply of Ties to UP notwithstanding (a) the fact that the New Technology may not be at full capacity at the GI Plant until ten (10) months, subject to extension as provided above, following January 21, 2005, (i.e., November 21, 2005, subject to extension), and (b) that it is anticipated that the GI Plant will be shut down for approximately two
          (2) months during the installation of the New Technology. During the period January 1, 2005 through December 31, 2005, CXT will Produce and/or provide a total of 300,000 Ties for sale to UP as follows:

               A. 245,000 Ties at the GI Purchase Price will be available at the GI Plant for shipment;

               B. 20,000 Ties Produced at CXT's plant in Spokane, WA (the "Spokane Plant") which it will sell and ship to UP fob the GI Plant at the Purchase Prices then payable by UP to CXT for Ties purchased at an annual rate of 300,000 Ties Produced at the GI Plant. UP will have no responsibility for loss of or damage to such Ties while in transit from the Spokane Plant to the GI Plant as described above in this Section 2.3; and

               C. 35,000 Ties at the GI Purchase Price will be Produced and available at the Spokane Plant (the "Spokane Ties"). The Spokane Ties may be purchased by UP after CXT has produced the 20,000 Ties described in Subsection B., above, subject to the limitation that UP shall schedule its purchases of the Spokane Ties so that it can purchase them based on CXT's maximum Spokane Plant production rate of 10,000 Ties per month.


                  The Spokane Ties will be included for purposes of determining the GI Standard Tie Price in accordance with Section 2.4(a), below.
------------------------
* Indicates the location of confidential data which has been omitted and filed separately with the Securities and Exchange Commission.

               E.       The following is added as a new paragraph at the end of
                        Section 2.3:

                           "If during any Program Year, both (a) UP purchases
                  300,000 or more Ties Produced at the GI Plant, and (b) more than 375,000 ties are produced at the GI Plant and sold to UP and any third parties, CXT shall pay to UP an amount equal to $.50 multiplied by the lesser of (i) the total ties produced and sold to UP and any third parties during such Program Year, minus 375,000 ties, or (ii) the total ties produced and sold to third parties during such Program Year."

                F.      Subsections (a) and (b) of the first paragraph of
                Section 2.4 are deleted in their entirety and replaced with the following:

                  "(a) GI Standard Tie Prices: The GI Standard Tie Prices for Ties Produced at the GI Plant during 2005 are the amounts set forth below, adjusted pursuant to Section 2.4(f), below (production amounts include Ties Produced for sale to UP):

================= ============== =============== =============== =============== ============== =============== ===============
    100,000          200,000        250.000        300,000 -       350,000 -        400,000        450,000      500,000+ Ties
  (minimum) -       -249,999     -299,999 Ties    349,999 Ties    399,999 Ties     -449,999     -499,999 Ties    Produced per
  199,999 Ties        Ties        Produced per    Produced per    Produced per       Ties        Produced per        Year
  Produced per    Produced per        Year            Year            Year       Produced per        Year
      Year            Year                                                           Year
----------------- -------------- --------------- --------------- --------------- -------------- --------------- ---------------
        *               *               *               *               *              *               *               *
================= ============== =============== =============== =============== ============== =============== ===============

                  If during any year the actual number of Ties Produced for sale to UP is less than the Annual Estimate for such year, as modified by UP from time to time (the "Modified Annual Estimate"), due to any failure on the part of CXT, the GI Standard Tie Price for Ties sold to UP during such year shall be calculated as if such Production were at the level specified by UP in the Modified Annual Estimate. Any such Modified Annual Estimates shall not exceed the remaining monthly capacity of the Plant under Section 2.3, minus third party sales commitments permitted under Section 2.1.

                  "(b) Tucson Standard Tie Prices: The Tucson Standard Tie Prices for Ties Produced at the Tucson Plant during 2005 are the amounts set forth below, adjusted pursuant to Section 2.4(f), below (production amounts include Ties Produced for sale to UP):

------------------------
* Indicates the location of confidential data which has been omitted and filed separately with the Securities and Exchange Commission.

====================== ================== ================= ================= =================
 100,000 (minimum) -   200,000 -299,999       300,000           400,000        500,000+ Ties
    199,999 Ties         Ties Produced     -399,999 Ties     -499,999 Ties      Produced per
  Produced per Year        per Year         Produced per      Produced per          Year
                                                Year              Year
---------------------- ------------------ ----------------- ----------------- -----------------
       *                    *                  *                 *                 *
====================== ================== ================= ================= =================

                  If during any year the actual number of Ties Produced for sale to UP is less than the Annual Estimate for such year, as modified by UP from time to time (the "Modified Annual Estimate"), due to any failure on the part of CXT, the Tucson Standard Tie Price for Ties sold to UP during such year shall be calculated as if such Production were at the level specified by UP in the Modified Annual Estimate. Any such Modified Annual Estimates shall not exceed the remaining monthly capacity of the Plant under Section 2.3, minus third party sales commitments permitted under Section 2.1."


  F. The first sentence of Section 2.6 is deleted in its entirety and replaced with the following:

                  "No less than thirty (30) days prior to the start of each quarter of each Program Year UP will provide to CXT, and CXT shall accept and honor, purchase orders for each of the Plants for each month of such quarter."

  G. The fourth sentence of Section 2.6 is deleted in its entirety and replaced with the following:

                  "Unless previously agreed to by CXT in writing, UP may not issue any monthly purchase order for Ties in an amount in excess of the applicable monthly Production amounts set forth in Section 2.3, after deducting sales to third parties permitted under Section 2.1."


         SECTION 2.        EFFECT OF AMENDMENT ON ORIGINAL AGREEMENT.
                           -----------------------------------------

                  Except as otherwise expressly provided in this Amendment to Agreement, the terms and conditions of the Original Agreement shall remain in full force and effect.

------------------------
* Indicates the location of confidential data which has been omitted and filed separately with the Securities and Exchange Commission.

                  IN WITNESS WHEREOF, the parties hereto have set their hands on the date first hereinabove written.




                                 CXT INCORPORATED


                                 By:/s/Stan L. Hasselbusch  (11/7/05)
                                 ------------------------------------
                                 Its: Chief Executive Officer
                                 ---------------------------------


                                 UNION PACIFIC RAILROAD COMPANY


                                 By:/s/Thomas M. Holmes
                                 ---------------------------------
                                 Its: General Director-Engineering Purchasing
                                 --------------------------------------------